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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): January 28, 1999




                              BULL RUN CORPORATION
             (Exact name of registrant as specified in its charter)





          GEORGIA                         0-9385               91-1117599
(State or other jurisdiction        (Commission File         (IRS Employer
of incorporation)                   Number)                  Identification No.)


                4370 PEACHTREE ROAD, N.E., ATLANTA, GEORGIA 30319
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (404) 266-8333


Former name or former address, if changed since last report: Not Applicable




                                Page 1 of 3 pages


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Item 5.  Other Events


         On January 28, 1999, Bull Run Corporation (the "Company") entered into a Stock Purchase Agreement (the "Agreement"), between the Company and U.S. Trust Company of Florida Savings Bank, as Personal Representative of the Estate of Mary Tarzian (the "Estate"). Pursuant to the Agreement, the Company purchased 301,119 shares (the "Shares") of common stock, $4.00 par value of Sarkes Tarzian, Inc. ("Sarkes Tarzian"), an Indiana corporation. The Company's purchase price of $10,000,000 (the "Purchase Price") was paid in cash to the Estate at closing. The purchase price was the result of negotiations between the parties based on a variety of factors. The source of the funds was a loan to the Company pursuant to the Secured Promissory Note (the "Note") dated January 28, 1999 by and between the Company and NationsBank, N.A.

         The Shares represent 33.5% of the total outstanding common stock of Sarkes Tarzian both in terms of number of shares of common stock outstanding and in terms of voting rights, which represents 73% of the equity of Sarkes Tarzian for purposes of dividends and distributions in the event of any liquidation, dissolution or other termination of Sarkes Tarzian. Sarkes Tarzian owns and operates two television stations and four radio stations: WRCB-TV Channel 3 in Chattanooga, Tennessee, an NBC affiliate; KTVN-TV Channel 2 in Reno, Nevada, a CBS affiliate; WGCL-AM and WTTS-FM in Bloomington, Indiana; and WAJI-FM and WLDE-FM in Fort Wayne, Indiana. The Chattanooga and Reno markets rank as the 86th and the 119th largest television markets in the United States, respectively.

         Gray Communications Systems, Inc. ("Gray"), the Company's 16.9%-owned affiliate, has agreed to obtain an option (the "Option") to purchase the Shares from the Company. Gray owns and operates three NBC-affiliated television stations, seven CBS-affiliated television stations and three daily newspapers. No definitive agreement has yet been reached with Gray regarding the form of the Option or consideration to be provided by Gray in exchange for the Shares; however, the Company believes that such consideration would, at a minimum, be equal to the Purchase Price, plus acquisition costs, plus interest incurred on the Note during the period of time the Company held the Shares and the Note was outstanding. If the Shares are not sold to Gray, the Company intends to refinance the Note under a long-term bank credit facility.

         On February 1, 1999, the Company issued a press release (the "Press Release") regarding the Agreement and the transactions consummated thereunder.

         The Press Release, the Agreement and the Loan are being filed as exhibits hereto and are hereby incorporated by reference herein.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) and (b)       Financial Statements and Pro Forma Financial Information  None


(c)               Exhibits

         99.1     Press Release issued February 1, 1999

         99.2 Stock Purchase Agreement dated January 28, 1999 by and between U.S. Trust Company of Florida Savings Bank, as Personal Representative of the Estate of Mary Tarzian and Bull Run Corporation

         99.3 Secured Promissory Note dated January 28, 1999 by and between NationsBank, N.A. and Bull Run Corporation





                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 12, 1999              BULL RUN CORPORATION



                                      By: /s/ FREDERICK J. ERICKSON
                                          --------------------------------------
                                          Frederick J. Erickson
                                          Vice President - Finance,
                                          Chief Financial Officer, Treasurer and
                                          Assistant Secretary



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